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As filed with the Securities and Exchange Commission on February 24, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2669023 (IRS Employer Identification Number)

30 NORTH LASALLE STREET, SUITE 4000
CHICAGO, ILLINOIS 60602
(312) 630-1900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

LeRoy T. Carlson, Jr. President and Chief Executive Officer Telephone and Data Systems, Inc. 30 North LaSalle Street Chicago, Illinois 60602 (312) 630-1900	with a copy to: William S. DeCarlo, Esq. Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 (312) 853-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Shares	241,937(1)	$28.72(2)	$6,948,431(2)	$797

(1)
In addition to the 241,937 Common Shares registered hereby, pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein also relates to 281,838 Common Shares which remain unissued under Registration Statement No. 333-155081. Pursuant to Rule 416(a), the number of shares registered shall include an indeterminate number of additional Common Shares that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the dividend reinvestment plan.

(2)
Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Shares of the Registrant on the New York Stock Exchange on February 21, 2012, pursuant to Rule 457(c) under the Securities Act of 1933.

EXPLANATORY NOTE

        On November 5, 2008, the Registrant filed a Registration Statement (the "Prior Registration Statement") on Form S-3 (File No. 333-155081), which first became effective on November 5, 2008, relating to the registration of 300,000 Common Shares, par value $0.01 per share, of the Registrant, for the Registrant's Common Share Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan"), 281,838 of which remain unissued as of the date hereof.

        On January 24, 2012, the Registrant's Special Common Shares were reclassified as Common Shares of the Registrant and Special Common Shares are no longer issued or authorized for issuance.

        In connection therewith, the Registrant is filing this Registration Statement to register 241,937 additional Common Shares for issuance under the Plan to replace the Special Common Shares.

        Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "1933 Act"), the Prospectus contained herein also relates to the 281,838 Common Shares that remain unissued under Registration Statement No. 333-155081.

        Pursuant to Rule 462 under the 1933 Act, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

PROSPECTUS

        TELEPHONE AND DATA SYSTEMS, INC.
COMMON SHARE AUTOMATIC DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
Common Shares $0.01 Par Value

        The Common Share Automatic Dividend Reinvestment and Stock Purchase Plan, as amended, which we refer to in this Prospectus as the "Plan", is sponsored by Telephone and Data Systems, Inc., a Delaware corporation, which we refer to as "TDS", and relates to its Common Shares, par value $.01 per share. The Common Shares are listed on the New York Stock Exchange under the listing symbol "TDS". The Plan provides eligible holders, as defined in the Plan, of TDS' Common Shares and Preferred Shares with a systematic, economic and convenient method of investing cash dividends from such shares and/or limited optional cash payments in newly issued or treasury Common Shares without payment of any transaction or per share fees and, in the case of reinvested cash dividends, at a 5% discount from market value, as determined below. This Prospectus relates to 241,937 Common Shares covered by the Registration Statement of which this Prospectus is a part, as well as 281,838 Common Shares remaining available for issuance pursuant to a prior Registration Statement.

        The TDS Common Shares have less voting power than Series A Common Shares. The Series A Common Shares, which have effective control of TDS, are not being offered by this Plan. The holders of the TDS Series A Common Shares have their own Automatic Dividend Reinvestment Plan.

        As a participant in the Plan, you may:

  1.
  have cash dividends on all of your Common Shares and Preferred Shares automatically reinvested and you have the option of investing limited additional amounts by making optional cash payments, or

  2.
  have cash dividends on less than all of your Common Shares and Preferred Shares, but not less than ten shares of each class or series, automatically reinvested while continuing to receive the remainder of your dividends in cash and you have the option of investing limited additional amounts by making optional cash payments, or

  3.
  invest only by making optional cash payments of not less than $10 per payment or more than $10,000 per quarter.

        The price for the Common Shares purchased with reinvested dividends will be 95% of the average daily high and low sales prices for the TDS Common Shares on the New York Stock Exchange ("NYSE"), listing symbol "TDS," for a period of ten consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made. The investment dates for reinvested dividends will be the dividend payment dates. The price of the Common Shares purchased with optional cash payments will be 100% of the average of the daily high and low sales prices for TDS' Common Shares on the NYSE for a period of ten consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made. The investment dates for optional cash payments will be the first trading day of each month.

        Investment in our Common Shares involves a number of risks. See section titled "Risk Factors" on page 4 below to read about certain factors you should consider before buying our Common Shares.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

        The date of this Prospectus is February 24, 2012

Safe Harbor Cautionary Statement

        This Prospectus and the documents incorporated by reference herein contain statements that are not based on historical fact, including the words "believes," "anticipates," "estimates," "expects," "plans," "intends," and similar words. These statements constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be significantly different from any future results, events or developments expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks included or incorporated by reference under "Risk Factors" and "Forward Looking Statements" below, which are incorporated by reference herein.

        Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed by TDS with the Securities and Exchange Commission and incorporated by reference herein. TDS undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. Readers should evaluate any statements in light of these important factors.

SUMMARY OF THE PLAN

  •
  PARTICIPATION: TDS record shareholders who own ten or more of TDS' Common Shares and/or ten or more shares of any series of TDS' Preferred Shares can participate in the Plan by submitting a completed Enrollment Form. You may obtain Enrollment Forms from TDS Investor Relations at (312) 630-1900. If your shares are held in a brokerage account, you may participate by having your broker register a minimum of ten shares in the Plan. No action is required if you are already participating in the Plan.

  •
  REINVESTMENT OF DIVIDENDS: You can reinvest your cash dividends on all or a portion of your Common and/or Preferred Shares, but not less than ten shares of each class or series of participating securities, toward the purchase of additional shares of TDS stock without paying fees.

  •
  OPTIONAL CASH INVESTMENTS: After you are enrolled in the Plan, you can buy additional TDS Common Shares without paying fees. You can invest a minimum of $10 per payment up to a maximum of $10,000 in any one calendar quarter.

  •
  PRICE FOR SHARES: The price for the Common Shares purchased with reinvested dividends will be 95% of the average daily high and low sales prices for TDS' Common Shares on the NYSE for a period of ten consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made. The price of the Common Shares purchased with optional cash payments will be 100% of the average of the daily high and low sales prices for TDS' Common Shares on the NYSE for a period of ten consecutive trading days ending on the trading day immediately preceding the day on which the purchase is made.

  •
  INVESTMENT DATES: The Investment Dates for reinvested dividends will be the dividend payment dates. The Investment Dates for optional cash payments will be the first business trading day of each month.

  •
  SAFEKEEPING OF CERTIFICATES: You can deposit your TDS common stock certificate(s) into your Plan account. There is no charge for this service.

  •
  SELL: You can sell some or all of the whole shares that you have accumulated in the Plan by contacting the Plan Administrator. You will have two choices when making a sale, both of which are described below.

  •
  WITHDRAWAL FROM THE PLAN: You may withdraw from the Plan at any time by notifying the Plan Administrator in writing, by telephone or through the Internet. The Plan Administrator will issue your whole shares in book-entry through Direct Registration System ("DRS"), unless you request a stock certificate. If your dividend reinvestment account has a fractional share, a check for the value of the fractional share will be mailed to you. The amount of the check will be based on the then-current market value of the fractional share less any applicable fees.

  •
  TRACKING YOUR INVESTMENT: You will receive a statement of your Plan account with respect to each month in which a transaction takes place. These statements provide details of the transactions and the share balance in your program account.

  •
  ADDRESS AND TELEPHONE. The mailing address of TDS' principal executive office is 30 N. LaSalle Street, Suite 4000, Chicago, IL 60602, and its telephone number is (312) 630-1900.

  •
  ADMINISTRATOR: Computershare Trust Company, N.A., or ("Computershare" or "the Plan Administrator"), serves as Plan Administrator.

RISK FACTORS

Risks Related to Investment in Common Shares

The Common Shares have lower voting rights than the Series A Common Shares.

        In the election of directors, holders of Common Shares vote in the election of four of the twelve directors for the TDS Board of Directors. Holders of Common Shares are not entitled to vote in the election of eight of the twelve directors, which are elected by the holders of Series A Common Shares and TDS Preferred Shares. Currently, the TDS Voting Trust controls a majority of the voting power of TDS in the election of eight of the twelve directors of TDS.

        In addition, the TDS Voting Trust controls a majority of the voting power of TDS in matters other than the election of certain directors. In general, only the affirmative vote of the TDS Voting Trust will be required to amend the TDS Restated Certificate of Incorporation, approve the sale of substantially all of the assets of TDS, approve the dissolution of TDS or approve any other matter required to be voted on by shareholders, except as required under the TDS Restated Certificate of Incorporation or the Delaware General Corporation Law. Certain matters on which shareholders would vote could involve a divergence or the appearance of a divergence of the interests between the holders of classes of common stock. Holders of Common Shares would not have a class vote in such matters except as required by law.

TDS will not require the approval of shareholders with respect to the possible future issuances of authorized Common Shares or other shares of TDS capital stock.

        The authorized but unissued Common Shares (as well as all other classes of stock authorized by the TDS Restated Certificate of Incorporation) are available for issuance from time to time at the sole discretion of the TDS Board of Directors for any proper corporate purpose. The approval of the shareholders of TDS will not generally be sought by TDS for the issuance of authorized but unissued shares of any class of capital stock (or the reissuance of previously issued shares that have been reacquired by TDS) or securities of TDS that are convertible into or exercisable or exchangeable for such shares, unless deemed advisable by the TDS Board of Directors or required by applicable law, regulation or New York Stock Exchange requirements.

There is no assurance that TDS will continue to pay dividends.

        Although TDS has paid dividends on its common shares in the past, there is no assurance that TDS will continue to pay dividends or even at the same rate.

Risks Related to TDS' Business

        For a discussion of the risks related to TDS' business, see "Risk Factors" in TDS' most recent Annual Report on Form 10-K, as updated by TDS' most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein. See "Where You Can Find More Information" below.

TELEPHONE AND DATA SYSTEMS, INC.

        Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, is a diversified telecommunications company providing high-quality telecommunications services in 36 states. TDS conducts substantially all of its wireless operations through its greater than eighty percent ownership of United States Cellular Corporation, which we refer to as "U.S. Cellular," and its incumbent local exchange carrier and competitive local exchange carrier wireline operations through its wholly owned subsidiary, TDS Telecommunications Corporation. TDS has its principal executive offices at 30 North LaSalle Street, Chicago, Illinois 60602; and its telephone number is (312) 630-1900. TDS was incorporated in 1968 and changed its corporate domicile from Iowa to Delaware in 1998.

        For current selected financial information and other information about TDS, see TDS' Annual Report on Form 10-K for the most recent fiscal year, which includes certain portions of the TDS Annual Report to Shareholders, as incorporated by reference herein. See "Where You Can Find More Information" below.

USE OF PROCEEDS

        The number of Common Shares that will be sold under the Plan and the prices at which such shares will be sold cannot now be determined. The net proceeds from the sale of such shares will be used by TDS for general corporate purposes. Until the proceeds are used for these purposes, TDS may deposit them in interest-bearing accounts or invest them in certificates of deposit, United States Government securities or prime commercial paper.

COMMON SHARE AUTOMATIC DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

        The following is a question and answer statement of the provisions of TDS' Common Share Automatic Dividend Reinvestment and Stock Purchase Plan, which we refer to as the "Plan". The Questions and Answers below both explain and constitute the Plan.

What Is The Purpose Of The Plan?

        The purpose of the Plan is to provide eligible holders of TDS' Common Shares and Preferred Shares, with a systematic, economic and convenient method of investing some or all of their cash dividends and limited voluntary optional cash payments in Common Shares of TDS without payment of any transaction or per share fees and, in the case of reinvested cash dividends, at a 5% discount from market value. Since the additional Common Shares will be purchased directly from TDS, the Plan will provide TDS with additional capital funds.

What Are The Advantages Of The Plan?

        You may automatically reinvest some or all of the cash dividends on your shares, but not less than ten shares of each class or series. You may also purchase Common Shares as often as monthly with optional cash payments of not less than $10 per payment, up to a maximum of $10,000 per quarter. The price of Common Shares purchased with cash dividends will be 95% of market value and the price of Common Shares purchased with optional cash payments will be 100% of market value.

        No transaction or per share fees are paid by participants in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts.

Who Administers The Plan?

        Computershare Trust Company, N.A. administers the Plan. The Plan Administrator keeps a continuing record of each participant's account, sends periodic statements of account to each participant with respect to each month in which a transaction takes place and performs other duties relating to the Plan. Common Shares of TDS purchased under the Plan will be registered in the name of the Plan Administrator or its nominee, as Plan Administrator for each participant in the Plan, and will be credited to the accounts of the respective participants. Should the Plan Administrator resign, another bank will be asked to serve as the Plan Administrator. All communications regarding the Plan should be sent to the Plan Administrator addressed as follows:

In writing:	Telephone and Data Systems, Inc. Common Share Automatic Dividend Reinvestment and Stock Purchase Plan c/o Computershare Trust Company, N.A. P.O. Box 43078 Providence, RI 02940-3078
By telephone:	877/337-1575 (U.S. and Canada) 312/360-5337 (Outside U.S. and Canada)
Through the Internet:	www.computershare.com/investor

        The Plan Administrator also acts as dividend disbursing and transfer agent for TDS' Common Shares.

Who Is Eligible To Participate?

        Holders of record of ten or more of TDS' Common Shares and/or ten or more shares of any of TDS' series of Preferred Shares are eligible to participate in the Plan. Beneficial owners of Common Shares and any series of Preferred Shares which currently are registered in names other than their own, for example, in the name of a broker or bank nominee, who wish to participate in the Plan must either make appropriate arrangements for their nominee to do so or must become security owners of record by having a minimum of ten shares of each class or series of securities they wish to participate in the Plan transferred into their own name.

        All holders of record of ten or more of each of the above securities are eligible to participate in the Plan, unless they are citizens of a state or foreign jurisdiction in which it would be unlawful for TDS to allow such participation. TDS is not aware of any jurisdiction in which the making of the offer is not in compliance with valid applicable law. If TDS becomes aware of any jurisdiction in which the making of the offer would not be in compliance with valid applicable law, TDS will make a good faith effort to comply with any such law. If, after such good faith effort, TDS cannot comply with any such law, the offer will not be made to holders of shares residing in any such jurisdiction. In those jurisdictions whose securities or blue sky laws require the offer to be made by a licensed broker or dealer, the offer shall not be deemed to be made unless it is made on behalf of TDS by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction, as may be designated by TDS.

How Does An Eligible Shareholder Participate?

        An eligible shareholder may join the Plan at any time by visiting the Plan Administrator's website, www.computershare.com/investor, and following the instructions provided, or by sending a completed enrollment form to the Plan Administrator. You may also obtain an enrollment form by either:

  •
  Calling 877/337-1575 (U.S. and Canada) or 312/360-5337 (Outside U.S. and Canada)

  •
  Contacting TDS' Investor Relations department at 312/630-1900

When Does An Eligible Shareholder's Participation Start? Common Shareholders

        If an Enrollment Form directing dividend reinvestment is received from a Common Shareholder by the record date of the next dividend payment, that dividend will be applied to the purchase of Common Shares under the Plan. If the Enrollment Form directing dividend reinvestment is received after that date, dividend reinvestment will begin with the next succeeding payment. Cash dividends are ordinarily paid in March, June, September and December.

Preferred Shareholders

        If an Enrollment Form directing dividend reinvestment is received from a Preferred Shareholder on or before the 30th day preceding the next dividend payment, that dividend will be applied to the purchase of Common Shares under the Plan. If the Enrollment Form directing dividend reinvestment is received after that date, dividend reinvestment will begin with the next succeeding cash dividend payment.

Can I Purchase Shares with Optional Cash Payments?

        Optional cash payments may be made at any time upon or after enrollment in the Plan and will be used to purchase Common Shares for the participant's account. Optional cash payments may be made of not less than $10 per payment and up to a maximum of $10,000 per calendar quarter at 100% of market value.

What Does The Enrollment Form Provide?

        The Enrollment Form provides for the purchase of Common Shares through the following investment options offered under the Plan:

  Full Dividend Reinvestment—Cash dividends on all Common and/or Preferred Shares held of record by an eligible shareholder will be invested at 95% of market value. Optional cash payments of at least $10 per payment may also be invested at 100% of the market value, up to a maximum of $10,000 per quarter.

  Partial Dividend Reinvestment by Shares—Cash dividends on less than all of the shares, but not less than ten whole shares of each class or series of participating securities, held of record by an eligible shareholder will be invested at 95% of market value and the shareholder will continue to receive cash dividends on the other shares. Optional cash payments of at least $10 per payment may also be invested at 100% of the market value, up to a maximum of $10,000 per quarter.

  All Dividends Paid in Cash (No Dividend Reinvestment)—Optional cash payments may be made of not less than $10 per payment and up to a maximum of $10,000 per quarter at 100% of market value. Cash dividends will not be reinvested.

  The Enrollment Form also serves to appoint Computershare Trust Company, N.A. as Plan Administrator for the participant.

        If a shareholder holds more than one class or series of eligible securities or has more than one eligible stock account a separate Enrollment Form is required for each class and series of securities and each account that he or she wishes included in the Plan.

Is Partial Participation Possible Under The Plan?

        Yes. An eligible shareholder who desires the dividends on only some of his or her full Common and/or Preferred Shares to be invested under the Plan may indicate such number of shares upon the applicable Enrollment Form(s) under "Partial Dividend Reinvestment," provided that in no event may an eligible shareholder elect to invest dividends on less than ten such shares.

May A Participant Change His Or Her Method Of Participation After Enrollment?

        Yes. If a shareholder elects to participate pursuant to the optional cash payment option only but later decides to enroll in either the full or partial reinvestment option, a new Enrollment Form may be executed and returned to the Plan Administrator. If a shareholder elects to participate through the reinvestment of dividends but later decides to change the class or series of securities or number of shares, but not less than ten shares, for which dividends are being reinvested or to participate pursuant to the optional cash payment option only, a new Enrollment Form may be executed and returned to the Plan Administrator. A shareholder can also change his or her method of participation by telephone at 877/337-1575 (U.S. and Canada) or 312/360-5337 (Outside U.S. and Canada) or online at www.computershare.com/investor.

PLAN OF DISTRIBUTION—COSTS

How Will The Common Shares Be Distributed And Are There Any Expenses To Participants In Connection With Purchases Under The Plan?

        TDS will distribute the shares issued under the plan for dividend reinvestment or optional purchases directly to shareholders by crediting their accounts under the Plan. Participants will incur no costs. There are no fees because Common Shares are purchased directly from TDS.

PURCHASES

When Are The Purchase Or Investment Dates?

Common Share Cash Dividends

        The Investment Dates for Common Shares purchased under the Plan with cash dividends on Common Shares are the cash dividend payment dates. TDS usually pays cash dividends on its Common Shares in March, June, September and December.

Preferred Share Cash Dividends

        The Investment Dates for Common Shares purchased under the Plan with cash dividends on Preferred Shares are the dividend payment dates for the series of Preferred Shares for which dividends are being reinvested.

        TDS' various outstanding series of Preferred Shares pay dividends on different dates than the common shares.

Optional Cash Payments

        The Investment Date for any optional cash payment is the first trading day of each calendar month on which TDS' Common Shares are traded on the NYSE.

How Will The Purchase Price Of Common Shares Be Determined?

Dividend Reinvestment Purchase Price

        The price of Common Shares purchased with reinvested cash dividends will be 95% of the average daily high and low sales prices for TDS' Common Shares on the NYSE for a period of ten consecutive trading days ending on the trading day immediately preceding the Investment Date. If there is no trading in the Common Shares reported on the NYSE for a substantial amount of time during any such trading period, the purchase price per share shall be determined by TDS on the basis of such market quotations as it shall deem appropriate. No Common Shares will be sold by TDS at less than the par value of such shares.

Optional Cash Payment Purchase Price

        The price of Common Shares purchased with optional cash payments will be the average of the daily high and low sales prices for TDS' Common Shares on the NYSE for a period of ten consecutive trading days ending on the trading day immediately preceding the Investment Date. If there is no trading in the shares reported on the NYSE for a substantial amount of time during any such trading period, the purchase price per share shall be determined by TDS on the basis of such market quotations as it shall deem appropriate. No Common Shares will be sold by TDS at less than the par value of such shares.

How Many Common Shares Will Be Purchased For Participants?

        The number of Common Shares to be purchased on an Investment Date will be determined by the amount of each participant's dividends, including dividends on Common Shares purchased under the Plan, and/or optional cash payments being invested and the applicable price of TDS' Common Shares. Each participant's account in the Plan will be credited with the number of Common Shares, including fractional shares computed to six decimal places, equal to the amount of the dividends being invested divided by 95% of the applicable purchase price and/or the total amount of any optional cash payments being invested divided by 100% of the applicable purchase price.

OPTIONAL CASH PAYMENTS

How Is The Optional Cash Payment Applied To The Purchase Of Common Shares?

        Only shareholders who submit a signed Enrollment Form are eligible to make optional cash purchases. Optional payments received two business days before the Investment Date will be invested on the first business trading day of the next month. Optional payments not received two business days before the Investment Date will be deposited and invested at the next succeeding monthly optional cash payment Investment Date.

How Are The Optional Cash Payments Made?

        The option to make cash payments of not less than $10 per payment and not more than an aggregate of $10,000 per quarter is available to each participant. Payments of less than $10 or any amount over $10,000 in the aggregate in any quarter will be returned to the shareholder.

        If any holders of record or beneficial owners are affiliates or acting in concert or as a group, based on the good faith judgment of TDS, such record holders or beneficial owners will be treated as one participant for purposes of the optional cash payments under the Plan. Consequently, such group will be limited to cash payments of not more than an aggregate of $10,000 per quarter. Any payments over $10,000 in the aggregate in any quarter will be returned to such group. If such group does not properly designate how any optional cash payment up to $10,000 per quarter should be allocated among persons in the group, such payment will also be returned. An affiliate of a person is a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such person.

        You have three optional cash payment options:

  •
  By Check:  You may send the Plan Administrator a check in U.S. dollars drawn on a U.S. bank and made payable to "Computershare." If you are not in the United States, please contact your bank to verify that it can provide you with a check that clears through a U.S. bank and that the dollar amount printed is in U.S. funds. Because of the longer clearance period, the Plan Administrator is unable to accept payment in the form of checks that clear through non-U.S. banks. The Plan Administrator will not accept payment in the form of cash, money orders, traveler's checks or third party checks. To facilitate the processing of your investment, please use the payment form attached to your account statement and mail your payment form in the envelope provided.

  •
  By Online Investment:  You may make optional cash payments online through the Plan Administrator's website at www.computershare.com/investor. To purchase shares online, you must authorize the withdrawal of funds from your U.S. bank account by electronic funds transfer.

  •
  By Automatic Withdrawal from Your Bank Account:  If you wish to make regular monthly payments without writing checks, you can authorize an automatic monthly withdrawal from your U.S. bank account by completing and submitting to the Plan Administrator a direct debit authorization form or by providing the authorization online at www.computershare.com/investor. Funds will be deducted from your account on the 25th day of each month (or, if that day is not a banking business day, on the next banking business day) and will be invested beginning on the next investment date. You should allow three to four weeks for your first automatic withdrawal to be initiated. You may change or terminate your automatic withdrawal authorization online or by written notice to the Plan Administrator at least seven business days before the next scheduled cash withdrawal.

        Insufficient Funds.    A $25 fee will be assessed if any check or deposit is returned unpaid, or if an automatic withdrawal from your bank account fails due to insufficient funds. In addition, the Plan Administrator will consider null and void the request for any optional cash investment associated with insufficient funds and will immediately remove any shares already credited to your account in anticipation of receiving those funds. The foregoing fee and any other incidental costs associated with the insufficient funds will be collected by the Plan Administrator through the sale of an appropriate number of shares from your Plan account. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.

When Should The Optional Cash Payment Be Made?

        Optional cash payments will be invested on the first trading day of each month. Any optional cash payment received by the Plan Administrator two business days before the investment date will be invested. Funds that are not received two days in advance will be held until the next investment date. Interest will not be paid on optional cash payments that are being held until the next investment date.

May Optional Cash Payments Be Returned To A Participant?

        Optional cash payments received by the Plan Administrator will be returned to a participant upon written request by such participant received by the Administrator at least 48 hours prior to the Investment Date.

REPORTS TO PARTICIPANTS

What Reports Will Be Sent To Participants In The Plan?

        Each participant in the Plan will receive a statement of his or her account with respect to each month in which a transaction takes place. These statements are a participant's continuing record of the cost of his or her purchases. Participants should retain these statements for income tax purposes. Each statement will set forth the following information when applicable:

  a.
  The total number of Common Shares registered in the name of the participant which is participating in the Plan.

  b.
  The total number of Preferred Shares registered in the name of the participant which is participating in the Plan.

  c.
  The total number of Common Shares which have been accumulated under the Plan by the participant but for which shares have not been issued.

  d.
  The following information for each transaction during the month and all transactions to date during the current year:

    •
    the amount of dividends, and/or optional cash invested;

    •
    the price per Common Share for each transaction;

    •
    the number of Common Shares purchased; and

    •
    certain tax information.

  e.
  For market order sales, the time of sale will be provided.

  f.
  For Common Shares acquired in the Plan after January 1, 2011, specific cost basis information will be included in your statement in accordance with applicable law.

In addition, each participant will receive copies of communications sent to every other holder of TDS' Common Shares, including communications with respect to the Annual Report to Shareholders, Notice of Annual Meeting of Shareholders and Proxy Statement, and IRS information on Form 1099 for reporting dividend income.

DIVIDENDS

Will Participants Be Credited With Dividends On Fractions Of Shares?

        Yes. Participants will be credited with the amount of dividends attributable to fractions of shares in their accounts under the Plan and such dividends will be reinvested.

CERTIFICATE ISSUANCES

Will Certificates Be Issued For Common Shares Purchased Under The Plan?

        Stock purchased in the Plan will be registered in the name of Computershare (or its nominee), and shares will not be issued unless requested through written, telephone or Internet request. If requested, shares for any number of whole shares credited to your account will be issued into book-entry through DRS, unless a certificate has been requested. Issuance of shares will not terminate participation in the Plan. Any remaining full shares and fraction of a share will continue to be credited to the participant's Plan account.

        Dividends on Plan Common Shares for which a participant requests and receives shares will be reinvested in TDS' Common Shares at the 5% discount under the Plan and the Common Shares purchased will be credited to the participant's Plan if the participant continues to own these Common Shares and has elected full dividend reinvestment of Common Shares on his or her current Common Share Enrollment Form. A participant who continues to own the Common Shares in question and desires to have the dividends on these shares reinvested in TDS' Common Shares but who does not have an existing Enrollment Form for Common Shares or has elected only partial reinvestment of his or her Common Share dividends on the current Enrollment Form will have to execute a new Enrollment Form. Otherwise, dividends on these Common Shares will not be reinvested in TDS' Common Shares at the 5% discount as they were when they were held for the participant in the Plan. Rather, the dividends on the Common Shares in question will be paid to the Shareholder in cash.

        Common Shares credited to the account of a participant under the Plan may not be pledged as collateral or otherwise transferred. A participant who wishes to pledge or transfer such shares must request that shares for such shares be issued in his or her name.

        Shares for fractional shares will not be issued under any circumstances.

        An institution that is required by law to maintain physical possession of shares may request a special arrangement regarding the issuance of certificates for Common Shares purchased under the Plan. This request should be sent to the Plan Administrator.

In Whose Name Will Shares Be Issued?

        Accounts under the Plan are maintained in the names in which shares of the participants were registered at the time they entered the Plan. Consequently, whole shares issued upon the request of participants will be similarly registered.

CERTIFICATE DEPOSITS

Can Participants Deposit Shares into their Dividend Reinvestment Accounts?

        Yes. You can deposit common stock represented by certificate(s) into your plan account for "safekeeping", at no cost to you. Deposited shares will be credited to your Plan account. You can also contribute shares you hold in book-entry form through DRS into your Plan account by writing or telephoning the Plan Administrator, also at no cost. You can also go online at www.computershare.com/investor. Following any deposit of stock certificates or DRS into your Plan account, these shares will be treated in the same manner as all other shares purchased through the Plan.

        Depositing stock certificates into your plan account is advantageous because you no longer bear the risk and costs associated with loss, theft or destruction of stock certificates. To deposit stock certificates for safekeeping, complete the tear-off section of your account statement or write a letter stating that you want to deposit your stock certificates into safekeeping and send it, along with your stock certificates to the Plan Administrator. The stock certificates should be sent by registered mail, return receipt requested and properly insured, to the Plan Administrator. Certificates should not be endorsed.

        Dividends will be reinvested in accordance with a participant's dividend reinvestment option.

Via Post Office	Via Private Courier Service
Computershare	Computershare
P.O. Box 43078	250 Royall Street
Providence, RI 02940-3078	Canton, MA 02021
Attn: Shareholder Services	Attn: Shareholder Services

Can Participants Deposit Certificates into Book-entry through DRS?

        Yes. TDS shareholders, including shareholders who do not participate in the Plan, may convert their stock certificates to book-entry through DRS, at no cost. DRS eliminates the risk of loss, theft or destruction. Shares issued book-entry through DRS will receive dividends in cash until they are enrolled in the Plan.

        To convert your certificates to book-entry, please send them to the Plan Administrator with written instruction to deposit the certificated shares into your book-entry account. Do not endorse the certificates or complete the assignment section. Shareholders mailing their certificates to

Computershare can mail to either address below, using registered or certified mail, with return receipt requested, and properly insured.

Via Post Office	Via Private Courier Service
Computershare	Computershare
P.O. Box 43078	250 Royall Street
Providence, RI 02940-3078	Canton, MA 02021
Attn: Shareholder Services	Attn: Shareholder Services

Can I Discontinue Reinvestment?

        You may discontinue dividend reinvestment at any time by giving written, telephonic or Internet notice to the Plan Administrator. Upon processing your request to discontinue dividend reinvestment, your shares will continue to be held in book-entry form. Dividends on any shares held book-entry form, and on any shares held in DRS, or certificate form, will be paid in cash.

WITHDRAWAL

When May A Participant Withdraw From The Plan?

        A participant may withdraw from the Plan at any time by notifying the Plan Administrator in writing, by telephone or through the Internet. The termination request must be made by all registered holders listed on the account. In the event a participant has been reinvesting dividends and the notice of withdrawal is received by the Plan Administrator after a record date for a dividend payment, the Plan Administrator, in its sole discretion, may either distribute that dividend in cash or reinvest it in shares on the participant's behalf. In the event the dividend is reinvested, the Plan Administrator will process the withdrawal from the Plan as soon as practicable, but in no event later than five business days after the purchase is completed.

        Dividends paid after withdrawal from the Plan will be paid in cash directly to the shareholder unless he or she elects to rejoin the Plan.

What Happens When A Participant Withdraws From The Plan Or The Plan Is Terminated?

        When a participant withdraws from the Plan, or ceases to be a shareholder of record, or ceases to be an eligible shareholder, or upon termination of the Plan by TDS, shares will be issued in book-entry form through DRS, unless a certificate is requested. A cash payment will be made for any fractional share. The cash payment will be based on the then-current market value of the fractional share of TDS Common Shares less any applicable fees.

OTHER INFORMATION

When May A Shareholder Rejoin The Plan?

        Generally, a shareholder may rejoin the Plan at any time, provided he or she is an eligible shareholder, by submitting a new Enrollment Form or going online at www.computershare.com/investor. However, TDS reserves the right to reject any Enrollment Form from a previous participant on the grounds of repeated joinings and withdrawals from Plan participation. Such reservation is intended to minimize administrative expenses and to encourage use of the Plan as a long-term investment service.

Does TDS Have a Sell Feature Within its Plan?

        You can sell any number of shares accumulated in your Plan. The Plan Administrator will arrange for the sale of shares through an independent agent.

        Proceeds are normally paid by check and normally distributed within one business day of the settlement of your sales transaction.

        The plan administrator reserves the right to decline to process a sale of shares if it determines, in its sole discretion, that supporting legal documentation is required. Because the plan administrator will arrange for the sale of shares through an independent agent, neither TDS nor the participant has any authority or power to control the timing or pricing of shares sold and no one other than the Plan Administrator will elect the independent agent through which sales are to be made. As a result, it is possible that the market price of TDS could rise or fall before the sale is completed. If you prefer to control the exact price and timing of sale, you can choose to withdraw the shares from the plan and have them registered in book-entry through DRS, a stock certificate or have the shares placed with a broker of your choice.

        You have two choices when making a sale, depending on how you submit your sale request:

        Market Order:    A market order is a request to sell shares promptly at the current market price. You should place a market order to sell shares if you desire immediate execution of your proposed sale. Market order sales are available only if you submit your sales request online at www.computershare.com/investor or by telephoning the Plan Administrator. Market order sale requests received online or by telephone will be placed promptly upon receipt, during NYSE trading hours, normally Monday through Friday 9:30 a.m. to 4:00 p.m. ET. Any order received outside of normal trading hours will be placed promptly on the next day of which the NYSE is open. Your sales proceeds will be the market price of the sale obtained by the Plan Administrator's independent agent, less a service fee of $25 and a per share fee of $0.12. Per share fees include any brokerage commissions the Plan Administrator is required to pay.

        Batch order:    A batch order is an accumulation of sales requests made by participants that are submitted together by the Plan Administrator for execution as a collective request. You should consider making a batch order if you do not need your sales transaction processed immediately, or if you are interested in effecting your sale at the lowest cost offered by the Plan Administrator. Unless you specify a market order when providing your sales instructions to the Plan Administrator, your request will be processed as a batch order. All sale requests received in writing will be processed as a batch order sale. In addition, specific requests for batch orders may be submitted to the Plan Administrator in writing, online at www.computershare.com/investor or by telephoning the Plan Administrator. Sales instructions for batch orders received by the plan administrator will be processed no later than five business days after the date on which the order is received, assuming sufficient market liquidity exists in the stock. To maximize cost savings for batch order sales requests, the Plan Administrator will seek to combine each selling participants shares with others for round lot transactions. For this purpose, the Plan Administrator may combine each selling Plan participant's shares with those of other selling Plan participants. Your sales proceeds will be the weighted average sale price obtained by the independent agent, less a service fee of $15 and a per share fee of $0.12. Per share fees include any brokerage commissions the Plan Administrator is required to pay.

What Happens If A Participant Sells Or Transfers All Of His Or Her Common Shares And/or Preferred Shares Or Ceases To Be An Eligible Shareholder?

        If a participant ceases to be an eligible shareholder of record holding a minimum of ten shares on the books of TDS, the account will be terminated and shares will be issued for the whole common shares credited to the account. A check will be issued for the fractional share remaining in the Plan. The amount of the check will be based on the then-current market value of the fractional share less any applicable fees.

What Happens When A Participant Who Is Reinvesting Dividends On All Or Less Than All Of The Shares Registered In His Or Her Name Sells Or Transfers A Portion Of Such Shares?

        If a participant who is reinvesting dividends on all or only a portion of shares registered in his or her name disposes of a portion of such shares, TDS will continue to reinvest dividends on the remainder of the shares registered in the participant's name up to the number indicated on the participant's Enrollment Form as the number of shares for which dividends are to be reinvested, provided the participant remains an eligible shareholder. For example, if a participant authorized TDS to reinvest dividends on 50 Common Shares of a total of 100 Common Shares registered in his or her name, and then disposes of 25 Common Shares, TDS would continue to reinvest dividends on 50 of the remaining 75 shares. If such participant instead disposes of 95 Common Shares, he or she would no longer be eligible for participation in the Plan and the account would be terminated

Does Participation In The Plan Involve Risk?

        The risk to participants is the same as with any other investment in TDS' Common Shares. It should be recognized that since investment prices are determined as an average of the daily high and low sales prices for a period of ten consecutive trading dates on which TDS' Common Shares are traded, a participant loses any advantage otherwise available from being able to select the timing of his or her investment. PARTICIPANTS MUST RECOGNIZE THAT NEITHER TDS NOR THE PLAN ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED UNDER THE PLAN.

        SHAREHOLDERS ARE REFERRED TO THE RISKS DESCRIBED IN THIS PROSPECTUS UNDER THE CAPTIONS "SAFE HARBOR CAUTIONARY STATEMENT" AND "RISK FACTORS" AND OTHER RISKS DESCRIBED IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AS DESCRIBED UNDER "WHERE YOU CAN FIND MORE INFORMATION."

What Happens If TDS Issues A Stock Dividend, Declares A Stock Split Or Has A Rights Offering?

        Any Common Shares distributed by TDS as a stock dividend on shares credited to a participant's Plan account, or upon any split of such shares, will be credited to the participant's Plan account.

        Stock dividends distributed on Common Shares in shares of any other class of capital stock will be mailed directly to the shareholder in the same manner as to shareholders not participating in the Plan. However, if a dividend reinvestment plan or bookkeeping entry facility is established for the shares of such other capital stock distributed as a dividend, the participant will automatically become a participant of such dividend reinvestment plan or bookkeeping entry facility and the shares distributed to such participant will instead be credited to the participant's account. In a rights offering, a participant's entitlement will be based upon his or her total holdings, including shares credited to the participant's account under the Plan. Rights certificates will be issued for the number of whole Common Shares only, however, and rights based on a fraction of a Common Share held in a participant's Plan account will be sold for the participant's account and the net proceeds will be treated as an optional cash payment.

How Will A Participant's Shares Be Voted At Shareholders' Meetings?

        All Common Shares held in the Plan for a participant will be voted as the participant directs on a proxy or voting instruction form which will be furnished to the participant. If the participant does not return the proxy or voting instruction form to the Plan Administrator, the Plan Administrator will not vote the participant's Plan shares.

What Are The Federal Income Tax Consequences Of Participation In The Plan?

        The following discussion sets forth the general Federal income tax consequences for participants in the Plan. However, the discussion is not intended to be an exhaustive treatment of such tax consequences. For example, the discussion does not address the treatment of stock dividends, stock splits or a rights offering to participants in the Plan. It also does not address differences in tax treatment with respect to participants who do not hold the Common Shares as capital assets. Because the tax laws are complex and constantly changing, participants are urged to consult their own tax advisors regarding the tax consequences of participating in the Plan, including the effects of any applicable state, local or foreign tax laws, and for rules regarding the tax basis in special cases such as the death of a participant or a gift of Common Shares held under the Plan and for other tax consequences. Future legislative changes or changes in administrative or judicial interpretation, some or all of which may be retroactive, could significantly alter the Federal income tax treatment discussed herein.

        In general, participants in the Plan who elect to reinvest cash dividends will be treated, for Federal income tax purposes, as having received, on the dividend payment date, a distribution in an amount equal to the fair market value on the dividend payment date of the Common Shares purchased with reinvested dividends, rather than a distribution in the amount of cash otherwise payable to the participant. Participants should not be treated as receiving an additional distribution based upon their pro rata share of the Plan administration costs paid by TDS; however, there can be no assurance that the IRS will agree with this position. TDS has no present plans to seek formal advice from the IRS on this issue.

        Generally, the distribution described above—the fair market value of the Common Shares purchased with reinvested dividends—will be taxable to participants as ordinary dividend income to the extent of TDS' current or accumulated earnings and profits for Federal income tax purposes. The amount of the distribution in excess of such earnings and profits will reduce a participant's tax basis in the Common Shares with respect to which such distribution was received, and, to the extent in excess of such basis, result in capital gain. Certain corporate participants may be entitled to a dividends received deduction with respect to amounts treated as ordinary dividend income. Corporate participants should consult their own tax advisors regarding their eligibility for and the extent of such deduction. Certain participants may be eligible for lower capital gains rates with respect to amounts treated as qualified dividend income. Participants should consult their own tax advisors regarding treatment of qualified dividend income on their income tax returns.

        Tax information will be shown on the statements of account sent to participants which participants should retain for tax purposes. These statements are important for computing the tax basis of Common Shares acquired under the Plan. The Form 1099 which each participant will receive annually will include the income which is deemed to result from the receipt of the Common Shares under the Plan. As a general rule, the tax basis of shares or any fraction of a share purchased with reinvested dividends will equal the fair market value of such shares or fractional share as reported to participants on their statements.

        A participant should not be treated as having received a distribution from TDS as the result of making an optional cash payment under the Plan. The tax basis of shares or any fraction thereof purchased with optional cash payments will be the amount of such cash payment.

        The holding period for Common Shares or a fraction thereof received as a result of reinvestment of dividends under the Plan or through optional cash payments will begin on the day following the purchase date.

        Participants will generally not realize any taxable income when they receive shares for whole Common Shares, the value of which was previously taxed when credited to their accounts under the

Plan, either upon their request of those shares, upon ceasing to be a shareholder of record, upon ceasing to be an eligible shareholder, or upon withdrawal from or termination of the Plan. However, a participant may realize a gain or loss when Common Shares acquired under the Plan are subsequently sold. In addition, participants may realize gain or loss when they receive a cash adjustment for fractional shares credited to their accounts upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for his or her shares or fractional share, and his or her tax basis therefor (with special rules applying to determine the basis allocable to shares that are not specifically identified when the participant sells less than all of his or her shares). Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the holding period for such shares or fractional shares exceeds one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain taxpayers. The distinction between capital gain or loss and ordinary income and loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses. Any loss may be disallowed under the "wash sale" rules to the extent the shares disposed of are replaced, through the Plan or otherwise during the 61-day period beginning 30 days before and ending 30 days after the date of disposition.

What Provision Is Made For Shareholders, Foreign And Domestic, Whose Dividends Are Subject To Income Tax Withholding?

        Federal law requires the Plan Administrator to withhold an amount (based upon the current applicable rate) from the amount of dividends and the proceeds of any sale of fractional shares if:

  •
  A participant fails to certify to the Plan Administrator that he or she is not subject to backup withholding and that the taxpayer identification number on his or her account is correct (on Form W-9 or W-8 for non-U.S. persons), or

  •
  The IRS notifies TDS or the Plan Administrator that the participant is subject to backup withholding.

        Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of fractional shares, and the remaining amount will be reinvested or paid as the participant has instructed.

        In addition, if a participant is not a U.S. person, additional U.S. income tax withholding that is not fully discussed here may apply. Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of fractional shares, and the remaining amount will be reinvested or paid as the participant has instructed.

        Participants may obtain Forms W-8 and W-9 from the IRS or by contacting the Plan Administrator.

        The above discussion is not a complete discussion of all of the tax considerations that may be relevant to participation in the Plan.

        A Participant should consult his or her tax advisor about the tax consequences associated with participation in the Plan.

What Are The Responsibilities Of The Shareholders' Plan Administrator And TDS Under The Plan?

        In performing their duties under the Plan, the Plan Administrator and TDS will at all times act in good faith. However, they will not be liable for any act performed in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

        Although the Plan contemplates the continuation of quarterly Common Share dividend payments, the payment of future Common Share dividends will depend upon future earnings, the amount available for the payment of dividends by TDS, the financial condition of TDS and other factors.

        Neither TDS nor the Plan Administrator can assure participants a profit or protect them against a loss on the shares purchased under the Plan.

TERMINATION BY TDS

May The Plan Be Changed Or Discontinued?

        TDS reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of such suspension, modification or termination.

LEGAL MATTERS

        Certain legal matters relating to the securities offered by this Prospectus have been passed upon for TDS by Sidley Austin LLP, Chicago, Illinois. The following persons are members of this firm: Walter C.D. Carlson, a trustee and beneficiary of the voting trust which controls TDS and the non-executive Chairman of the Board and member of the Board of Directors of TDS and U.S. Cellular, William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS, and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of certain subsidiaries of TDS. Walter C.D. Carlson does not provide legal services to TDS or its subsidiaries.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Telephone and Data Systems, Inc. for the year ended December 31, 2011, except as they relate to the audit of the financial statements of the Los Angeles SMSA Limited Partnership, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of the Los Angeles SMSA Limited Partnership, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K , have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. The Los Angeles SMSA Limited Partnership financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        TDS files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may inspect and copy such reports, proxy statements and other information at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Such materials also may be accessed electronically by means of the SEC's web site at http://www.sec.gov or at TDS' website at www.teldta.com.

        TDS filed Registration Statements related to the offering described in this Prospectus. As of the date of this Prospectus, a total of 281,838 Common Shares remain available for issuance under Registration Statement No. 33-59435. Such shares have previously been listed on the New York Stock Exchange. In addition, TDS filed another Registration Statement on the date of this Prospectus to register an additional 241,937 Common Shares. The 241,937 Common Shares have been listed on the New York Stock Exchange.

        As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statements. You are referred to the Registration Statements and the Exhibits thereto for further information. This document is qualified in its entirely by such other information.

        The SEC allows us to "incorporate by reference" previously-filed information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus.

        This Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about TDS' business and finances.

        1      TDS' Annual Report on Form 10-K for the year ended December 31, 2011 (including information specifically incorporated by reference into such Form 10-K from TDS' definitive proxy statement for its 2012 Annual Meeting of Stockholders);

        2      TDS' Current Reports on Form 8-K reporting events since January 1, 2012;

        3      All other reports filed by TDS pursuant to Section 13 (a) and 15(d) of the Exchange Act since December 31, 2011;

        4      TDS' Proxy Statement dated August 31, 2011 and supplement thereto dated November 29, 2011; and

        5      TDS' Report on Form 8-A dated January 25, 2012, which contains a description of TDS' capital stock, including the Common Shares.

        This Prospectus also incorporates by reference additional documents that may be filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 between the date of this Prospectus and the date our offering is completed or terminated.

        You may obtain copies of such documents which are incorporated by reference in this Prospectus, other than exhibits thereto which are not specifically incorporated by reference herein, without charge, upon written or oral request to Investor Relations, Telephone and Data Systems, Inc., 30 N. LaSalle Street, Suite 4000, Chicago, IL 60602, (312) 630-1900. In order to ensure timely delivery of documents, any request should be made not later than five business days prior to making an investment decision.

        You should rely only on the information contained in or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date of such Prospectus, and neither the mailing of this Prospectus to shareholders nor the issuance of any securities hereunder shall create any implication to the contrary. This Prospectus does not offer to buy or sell securities in any jurisdiction where it is unlawful to do so.

 FORWARD LOOKING STATEMENTS

        In addition to the risks and uncertainties discussed or incorporated by reference under "Safe Harbor Cautionary Statement" and "Risk Factors" above, you should consider the following risks, uncertainties and factors before making an investment hereunder:

  •
  Intense competition in the markets in which TDS operates could adversely affect TDS' revenues or increase its costs to compete.

  •
  A failure by TDS to successfully execute its business strategy or allocate resources or capital could have an adverse effect on TDS' business, financial condition or results of operations.

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  A failure by TDS' service offerings to meet customer expectations could limit TDS' ability to attract and retain customers and could have an adverse effect on TDS' operations.

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  TDS' system infrastructure may not be capable of supporting changes in technologies and services expected by customers, which could result in lost customers and revenues.

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  An inability to obtain or maintain roaming arrangements with other carriers on terms that are acceptable to TDS could have an adverse effect on TDS' business, financial condition or results of operations.

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  TDS currently receives a significant amount of roaming revenues from its wireless business. Further consolidation within the wireless industry and/or continued network build-outs by other wireless carriers could cause roaming revenues to decline from current levels, which would have an adverse effect on TDS' business, financial condition and results of operations.

  •
  A failure by TDS to obtain access to adequate radio spectrum to meet current or anticipated future needs and/or to accurately predict future needs for radio spectrum could have an adverse effect on TDS' business and operations.

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  To the extent conducted by the Federal Communications Commission ("FCC"), TDS is likely to participate in FCC auctions of additional spectrum in the future as an applicant or as a noncontrolling partner in another auction applicant and, during certain periods, will be subject to the FCC's anti-collusion rules, which could have an adverse effect on TDS.

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  Changes in the regulatory environment or a failure by TDS to timely or fully comply with any applicable regulatory requirements could adversely affect TDS' financial condition, results of operations or ability to do business.

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  Changes in Universal Service Fund ("USF") funding and/or intercarrier compensation could have an adverse impact on TDS' financial condition or results of operations.

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  An inability to attract and/or retain highly competent management, technical, sales and other personnel could have an adverse effect on TDS' business, financial condition or results of operations.

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  TDS' assets are concentrated in the U.S. telecommunications industry. As a result, its results of operations may fluctuate based on factors related entirely to conditions in this industry.

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  The completion of acquisitions by other companies has led to increased consolidation in the wireless telecommunications industry. TDS' lower scale relative to larger wireless carriers has in the past and could in the future prevent or delay its access to new products including wireless devices, new technology and/or new content and applications which could adversely affect TDS' ability to attract and retain customers and, as a result, could adversely affect its business, financial condition or results of operations.

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  TDS' inability to manage its supply chain or inventory successfully could have an adverse effect on its business, financial condition or results of operations.

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  Changes in general economic and business conditions, both nationally and in the markets in which TDS operates, could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  Changes in various business factors could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  Advances or changes in telecommunications technology, such as Voice over Internet Protocol ("VoIP"), High-Speed Packet Access ("HSPA"), WiMAX or Long-Term Evolution ("LTE"), could render certain technologies used by TDS obsolete, could put TDS at a competitive disadvantage, could reduce TDS' revenues or could increase its costs of doing business.

  •
  Complexities associated with deploying new technologies, such as TDS' ongoing upgrade to 4G LTE technology, present substantial risk.

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  TDS is subject to numerous surcharges and fees from federal, state and local governments, and the applicability and the amount of these fees are subject to great uncertainty.

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  Changes in TDS' enterprise value, changes in the market supply or demand for wireless licenses or wireline markets, adverse developments in the business or the industry in which TDS is involved and/or other factors could require TDS to recognize impairments in the carrying value of its license costs, goodwill and/or physical assets.

  •
  Costs, integration problems or other factors associated with developing and enhancing business support systems, acquisitions/divestitures of properties or licenses and/or expansion of TDS' business could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  A significant portion of TDS' wireless revenues is derived from customers who buy services through independent agents who market TDS' services on a commission basis. If TDS' relationships with these agents are seriously harmed, its business, financial condition or results of operations could be adversely affected.

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  TDS' investments in technologies which are unproven may not produce the benefits that TDS expects.

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  A failure by TDS to complete significant network construction and systems implementation activities as part of its plans to improve the quality, coverage, capabilities and capacity of its network and support systems could have an adverse effect on its operations.

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  Financial difficulties (including bankruptcy proceedings) or other operational difficulties of TDS' key suppliers or vendors, termination or impairment of TDS' relationships with such suppliers or vendors, or a failure by TDS to manage its supply chain effectively could result in delays or termination of TDS' receipt of required equipment or services, or could result in excess quantities of required equipment or services, any of which could adversely affect TDS' business, financial condition or results of operations.

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  TDS has significant investments in entities that it does not control. Losses in the value of such investments could have an adverse effect on TDS' financial condition or results of operations.

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  A failure by TDS to maintain flexible and capable telecommunication networks or information technology, or a material disruption thereof, including breaches of network or information technology security, could have an adverse effect on TDS' business, financial condition or results of operations.

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  Wars, conflicts, hostilities and/or terrorist attacks or equipment failures, power outages, natural disasters or other events could have an adverse effect on TDS' business, financial condition or results of operations.

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  The market prices of TDS' Common Shares are subject to fluctuations due to a variety of factors.

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  Identification of errors in financial information or disclosures could require amendments to or restatements of financial information or disclosures included in this or prior filings with the Securities and Exchange Commission ("SEC"). Such amendments or restatements and related matters, including resulting delays in filing periodic reports with the SEC, could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  The existence of material weaknesses in the effectiveness of internal control over financial reporting could result in inaccurate financial statements or other disclosures or failure to prevent fraud, which could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  Changes in facts or circumstances, including new or additional information that affects the calculation of potential liabilities for contingent obligations under guarantees, indemnities, claims, litigation or otherwise, could require TDS to record charges in excess of amounts accrued in the financial statements, if any, which could have an adverse effect on TDS' financial condition or results of operations.

  •
  Disruption in credit or other financial markets, a deterioration of U.S. or global economic conditions or other events could, among other things, impede TDS' access to or increase the cost of financing its operating and investment activities and/or result in reduced revenues and lower operating income and cash flows, which would have an adverse effect on TDS' financial condition or results of operations.

  •
  Uncertainty of access to capital for telecommunications companies, deterioration in the capital markets, other changes in market conditions, changes in TDS' credit ratings or other factors could limit or restrict the availability of financing on terms and prices acceptable to TDS, which could require TDS to reduce its construction, development or acquisition programs.

  •
  Settlements, judgments, restraints on its current or future manner of doing business and/or legal costs resulting from pending and future litigation could have an adverse effect on TDS' financial condition, results of operations or ability to do business.

  •
  The possible development of adverse precedent in litigation or conclusions in professional studies to the effect that radio frequency emissions from wireless devices and/or cell sites cause harmful health consequences, including cancer or tumors, or may interfere with various electronic medical devices such as pacemakers, could have an adverse effect on TDS' wireless business, financial condition or results of operations.

  •
  Claims of infringement of intellectual property and proprietary rights of others, primarily involving patent infringement claims, could prevent TDS from using necessary technology to provide services or subject TDS to expensive intellectual property litigation or monetary penalties, which could have an adverse effect on TDS' business, financial condition or results of operations.

  •
  Certain matters, such as control by the TDS Voting Trust and provisions in the TDS Restated Certificate of Incorporation, may serve to discourage or make more difficult a change in control of TDS.

  •
  Any of the foregoing events or other events could cause customer net additions, revenues, operating income, capital expenditures and/or any other financial or statistical information to vary from TDS' forward-looking estimates by a material amount.

The foregoing factors are not necessarily all of the important factors that could cause actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements contained or incorporated in this document. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses in connection with the issuance and distribution of the securities registered under this registration statement. There will not be any underwriting discounts or commissions. All of the amounts shown only include amounts previously paid in connection with this registration statement and estimates for additional amounts to be incurred in connection with this registration statement.

SEC registration fee	$797
Legal fees and expenses	20,000
Printing and mailing costs	2,500
Fees of accountants	15,000
Listing Fee and Miscellaneous	1,703

$40,000

Item 15.    Indemnification of Directors and Officers.

        The registrant's Restated Certificate of Incorporation, contains a provision providing that no director or officer of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for breach of the director's or officer's duty of loyalty to the registrant or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

        The Restated Certificate of Incorporation, also provides that the registrant shall indemnify directors and officers of the registrant, its consolidated subsidiaries and certain other related entities generally in the same manner and to the extent permitted by the Delaware General Corporation Law, as more specifically provided in the Restated Bylaws of the registrant. The Restated Bylaws provide for indemnification and permit the advancement of expenses by the registrant generally in the same manner and to the extent permitted by the Delaware General Corporation Law, subject to compliance with certain requirements and procedures specified in the Restated Bylaws. In general, the Restated Bylaws require that any person seeking indemnification must provide the registrant with sufficient documentation as described in the Restated Bylaws and, if an undertaking to return advances is required, to deliver an undertaking in the form prescribed by the registrant and provide security for such undertaking if considered necessary by the registrant. In addition, the Restated Bylaws specify that, except to the extent required by law, the registrant does not intend to provide indemnification to persons under certain circumstances, such as where the person was not acting in the interests of the registrant or was otherwise involved in a crime or tort against the registrant.

        Under the Delaware General Corporation Law, directors and officers, as well as other employees or persons, may be indemnified against judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a "derivative action"), and against expenses (including attorneys' fees) in any action (including a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in the case of a derivative action, a person cannot be indemnified for expenses in respect of any matter as to which the person is adjudged to be liable to the corporation unless and to the extent a court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

        Delaware law also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or matter, the corporation must indemnify such party against expenses (including attorneys' fees) actually and reasonably incurred by such party in connection therewith.

        Expenses incurred by a director or officer in defending any action may be paid by a Delaware corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the corporation.

        The Delaware General Corporation Law provides that the indemnification and advancement of expenses provided thereby are not exclusive of any other rights granted by bylaws, agreements or otherwise, and provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person under Delaware law.

        The registrant has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the registrant, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

Item 16.    Exhibits.

        The following documents are filed herewith or incorporated herein by reference.

Exhibit Number	Description of Document
4.1	TDS' Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 3.1 to TDS' Registration Statement on Form 8-A filed on January 25, 2012
4.2	TDS' Restated By-laws, as amended, are hereby incorporated by reference to Exhibit 3.1 to TDS' Current Report on Form 8-K dated November 18, 2010
5	Opinion of Counsel
23.1	Consent of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP
23.2	Consent of Independent Registered Public Accounting Firm—Deloitte & Touche LLP
23.3	Consent of Counsel (contained in Exhibit 5)
24	Powers of Attorney (included on Signature Page to this Registration Statement)

Item 17.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 24, 2012.

TELEPHONE AND DATA SYSTEMS, INC.
By	/s/ LEROY T. CARLSON, JR. LeRoy T. Carlson, Jr., President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        Each person whose signature appears below constitutes and appoints LeRoy T. Carlson, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and/or any filings pursuant to Rule 462(b) or 462(e) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with, the appropriate applications, statements, consents and other documents as may be necessary or expedient to register any securities of the Registrant for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the February 24, 2012.

Signature	Title

/s/ LEROY T. CARLSON, JR. LeRoy T. Carlson, Jr.	Director and President and Chief Executive Officer (principal executive officer)
/s/ KENNETH R. MEYERS Kenneth R. Meyers	Director and Executive Vice President and Chief Financial Officer (principal financial officer)
/s/ WALTER C.D. CARLSON Walter C.D. Carlson	Director and Chairman of the Board

PAGE 1 OF 2 SIGNATURE PAGES TO
COMMON SHARE DIVIDEND REINVESTMENT PLAN
FORM S-3 REGISTRATION STATEMENT

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Signature	Title

/s/ LETITIA G. CARLSON, M.D. Letitia G. Carlson, M.D.	Director
/s/ PRUDENCE E. CARLSON Prudence E. Carlson	Director
/s/ CLARENCE A. DAVIS Clarence A. Davis	Director
/s/ DONALD C. NEBERGALL Donald C. Nebergall	Director
/s/ GEORGE W. OFF George W. Off	Director
/s/ CHRISTOPHER D. O'LEARY Christopher D. O'Leary	Director
/s/ MITCHELL H. SARANOW Mitchell H. Saranow	Director
/s/ GARY L. SUGARMAN Gary L. Sugarman	Director
/s/ HERBERT S. WANDER Herbert S. Wander	Director
/s/ DOUGLAS D. SHUMA Douglas D. Shuma	Senior Vice President and Controller (principal accounting officer)

PAGE 2 OF 2 SIGNATURE PAGES TO
COMMON SHARE DIVIDEND REINVESTMENT PLAN
FORM S-3 REGISTRATION STATEMENT

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